Exhibit 32.1

Certifications of the Chief Executive Officer and

Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of H&E Equipment Services, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John M. Engquist, Chief Executive Officer of the Company, and Leslie S. Magee, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 23, 2017	By:	/s/ John M. Engquist
John M. Engquist
Chief Executive Officer
(Principal Executive Officer)

Dated: February 23, 2017	By:	/s/ Leslie S. Magee
Leslie S. Magee
Chief Financial Officer
(Principal Financial Officer)